EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

AS OF DECEMBER 31, 2006

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION

ESURANCE , INC.	DELAWARE, USA
ESURANCE HOLDINGS (BERMUDA) LTD.	BERMUDA
ESURANCE HOLDINGS INC.	DELAWARE, USA
ESURANCE INSURANCE COMPANY	WISCONSIN, USA
FOLKSAMERICA HOLDING COMPANY, INC.	NEW YORK, USA
FOLKSAMERICA REINSURANCE COMPANY	NEW YORK, USA
FUND AMERICAN COMPANIES, INC.	DELAWARE, USA
FUND AMERICAN ENTERPRISES HOLDINGS, INC.	DELAWARE, USA
FUND AMERICAN FINANCIAL SERVICES, INC.	DELAWARE, USA
FUND AMERICAN HOLDINGS AB	SWEDEN
FUND AMERICAN REINSURANCE COMPANY, LTD.	BERMUDA
GUILFORD HOLDINGS, INC.	DELAWARE, USA
HOMELAND INSURANCE COMPANY OF NEW YORK	NEW YORK, USA
LONE TREE HOLDINGS LTD.	BERMUDA
LONE TREE INSURANCE GROUP LTD.	BERMUDA
MILL SHARES HOLDINGS (BERMUDA) LIMITED	BERMUDA
ONEBEACON AMERICA INSURANCE COMPANY	MASSACHUSETTS, USA
ONEBEACON HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
ONEBEACON HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
ONEBEACON INSURANCE COMPANY	PENNSYLVANIA, USA
ONEBEACON INSURANCE GROUP LLC	DELAWARE, USA
ONEBEACON INSURANCE GROUP LTD.	BERMUDA
PENNSYLVANIA GENERAL INSURANCE COMPANY	PENNSYLVANIA, USA
SCANDINAVIAN REINSURANCE COMPANY LTD.	BERMUDA
SIRIUS INSURANCE HOLDING SWEDEN AB	SWEDEN
SIRIUS INTERNATIONAL INSURANCE CORPORATION	SWEDEN
THE NORTHERN ASSURANCE COMPANY OF AMERICA	MASSACHUSETTS, USA
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS HOLDINGS BERMUDA LTD.	BERMUDA
WHITE MOUNTAINS INC.	DELAWARE, USA
WHITE MOUNTAINS INTERNATIONAL S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS RE FINANCIAL SERVICES LTD.	BERMUDA
WHITE MOUNTAINS RE GROUP, LTD.	BERMUDA
WHITE MOUNTAINS RE HOLDINGS, INC.	DELAWARE, USA
WHITE MOUNTAINS RE UNDERWRITING SERVICES LTD	BERMUDA
WHITE MOUNTAINS UNDERWRITING LIMITED	IRELAND
WM ALAMEDA (GIBRALTAR) LIMITED	GIBRALTAR
WM BECH (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM BELVAUX (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM CALETA (GIBRALTAR) LIMITED	GIBRALTAR
WM CUMBERLAND (GIBRALTAR) LIMITED	GIBRALTAR
WM FINDEL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM KEHLEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LAGUNA (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LINGER (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM MERL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM OLM (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM QUEENSWAY (GIBRALTAR) LIMITED	GIBRALTAR
WM REULER (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM VIANDEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WMA HOLDINGS, INC.	DELAWARE, USA

Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.